Exhibit 99.2

TEAM, INC. RECEIVES CONTINUED LISTING NOTICE FROM NYSE

SUGAR LAND, Texas – November 4, 2022 – TEAM, INC. (“TEAM” or the “Company”) (NYSE: TISI) today announced that on November 2, 2022 it received written notice from the New York Stock Exchange (“NYSE”) that the Company is not in compliance with the continued listing standards set forth in Rule 802.01C of the NYSE Listed Company Manual that requires listed companies to maintain an average closing share price of at least $1.00 over a consecutive 30 trading-day period (the “Notice”).

The NYSE rules require the Company to notify the NYSE, within 10 business days of receipt of the Notice, of its intent to cure this deficiency. The Company has six months following the receipt of the Notice to cure the deficiency and regain compliance. TEAM can regain compliance at any time during the six-month cure period if, on the last trading day of any calendar month during the cure period, its common stock has a closing price of at least $1.00 and an average closing price of at least $1.00 over the 30 consecutive trading-day period ending on the last trading day of that month.

The Company will closely monitor the closing share price of its common stock and is considering all available options and intends to regain compliance with the NYSE listing standards by pursuing measures that are in the best interests of the Company and its shareholders, including potentially through the consummation of a reverse stock split, which has been approved by shareholders but is still subject to Board approval.

During this period, the Company’s common stock will continue to be listed and traded on the NYSE under its existing ticker symbol, with the addition of a suffix indicating the “below compliance” status of its common stock, as “TISI.BC.”

The Notice does not affect the Company’s business operations, or its Securities and Exchange Commission reporting requirements, and does not conflict with or trigger any violation under the Company’s material debt agreements.

About Team, Inc.

Headquartered in Sugar Land, Texas, Team, Inc. is a global leading provider of integrated, digitally-enabled asset performance assurance and optimization solutions. We deploy conventional to highly specialized inspection, condition assessment, maintenance and repair services that result in greater safety, reliability, and operational efficiency for our client’s most critical assets. Through locations in more than 20 countries, we unite the delivery of technological innovation with over a century of progressive, yet proven integrity and reliability management expertise to fuel a better tomorrow. For more information, please visit www.teaminc.com.

Certain forward-looking information contained herein is being provided in accordance with the provisions of the Private Securities Litigation Reform Act of 1995. We have made reasonable efforts to ensure that the information, assumptions, and beliefs upon which this forward-looking information is based are current, reasonable, and complete. However, such forward-looking statements involve estimates, assumptions, judgments, and uncertainties. Many factors could cause actual results or outcomes to differ materially from those addressed in the forward-looking information. Although it is not possible to identify all of these factors, they include, among others, the Company’s ability to hire a new chief executive officer in the near future, if necessary; the duration and magnitude of accidents, extreme weather, natural disasters, and pandemics (such as COVID-19) and related economic effects, the Company’s liquidity and ability to obtain additional financing; the Company’s ability to execute on its cost management actions, the impact of new or changes to existing governmental laws and regulations and their application, including tariffs and COVID-19 vaccination requirements; the outcome of tax examinations, changes in tax laws, and other tax matters; foreign currency exchange rate and interest rate fluctuations; the Company’s ability to successfully divest assets on terms that are favorable to the Company; the Company’s ability to repay, refinance or restructure its debt and the debt of certain of its subsidiaries; anticipated or expected purchases or sales of assets; and such known factors as are detailed in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the Securities and Exchange Commission, and in other reports filed by the Company with the Securities and Exchange Commission from time to time. Accordingly, there can be no assurance that the forward-looking information contained herein, including statements regarding the Company’s financial prospects and the implementation of cost saving measures, will occur or that objectives will be achieved. We assume no obligation to publicly update or revise any forward-looking statements made today or any other forward-looking statements made by the Company, whether as a result of new information, future events or otherwise, except as may be required by law.

Contact:

Nelson Haight

Senior Vice President and Chief Financial Officer

(281) 388-5521

SOURCE Team, Inc.

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